Exhibit 16
Letter from Grant Thornton LLP



Grant Thornton LLP
One Leadership Square
Suite 1200
211 N. Robinson Avenue
Oklahoma City, OK 73102

February 17, 2003

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Titan Technologies, Inc.
    SEC File No. 000-25024

Gentlemen:

Pursuant to the request of the above referenced Company, we have read the Company's response to Item 4 of Form 8-K dated February 13, 2003; and agree with the statements concerning our Firm contained therein.


Very Truly Yours,

Grant Thornton LLP

GRANT THORNTON LLP